UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 9, 2006

                                RONCO CORPORATION
                                -----------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                  000-27471             84-1148206
-------------------------------    ------------        -------------------
(State or other jurisdiction of    (Commission          (I.R.S. Employer
        incorporation)             File Number)        Identification No.)


              61 Moreland Road, Simi Valley, California 93065-1662
              ----------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (805) 433-1030
                                 --------------
              (Registrant's Telephone Number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

      On August 9, 2006 Ronco Corporation (the "Company") terminated Richard F. Allen, Sr. as President and Chief Executive Officer of the Company effective immediately. Mr. Allen continues to serve as a director of the Company.

      The Board of Directors will conduct an executive search for an individual to serve as the Chief Executive Officer and President of the Company. Effective as of August 9, 2006 the Company appointed Paul Kabashima, currently its Chief Operating Officer and interim Chief Financial Officer, to also act as its interim Chief Executive Officer.

      Paul Kabashima, 61, was appointed as the Company's Chief Operating Officer on November 8, 2005 and as its interim Chief Financial Officer on April 18, 2006. From 1990 to 2005, Mr. Kabashima was employed by Mitsui & Co. (U.S.A.), Inc., the largest wholly owned subsidiary of Mitsui & Co. Ltd. Japan which, through its operating divisions, is an exporter of American products throughout the world. Mr. Kabashima served in several capacities at Mitsui U.S.A., including business coordinator, administrative manager, senior manager, accounting and administration and deputy general manager. From 1997 to the present, he was a director and member of the executive compensation committee of Hannibal Industries, Inc. a privately owned fabricator of industrial tubing and warehouse storage racks. From 1993 to 2003, Mr. Kabashima was a director of Weisner Steel Products, Inc., a privately owned distributor of steel safety and harnessing products and from 1991 to 1999 he was a director of Davis Wire Corporation, a privately owned manufacturer of wire products for agricultural, construction, communication and industrial users. Mr. Kabashima received a Bachelor of Science in Business Administration from California State University at Los Angeles and is a certified public accountant.

      Although the Company has not signed a formal agreement with Mr. Kabashima, the Company has previously agreed to pay Mr. Kabashima an annual base salary at the rate of $200,000 per year over a four year term with annual salary adjustments and/or bonuses as determined by the compensation committee of the Company's board of directors. Mr. Kabashima is also entitled to participate in the Company's employee benefit plans and receives an expense allowance of $700 per month. The Company intends to grant Mr. Kabashima a stock option under the Company's stock incentive plan, which it intends to adopt, to acquire an aggregate of 100,000 shares of the Company's common stock, at an exercise price equal to the fair market value on the date of grant. The Company's board of directors has not yet granted the option. Mr. Kabashima is also eligible to earn a $50,000 bonus provided he is continually employed by the Company through December 31, 2006. The Company has not yet reviewed Mr. Kabashima's compensation package in connection with his new position as interim Chief Executive Officer.

      The Company's press release regarding these matters is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Shell Company Transactions.

Not Applicable.

(d) Exhibits.

99.1 Press Release of the Company dated August 9, 2006.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         RONCO CORPORATION


Date:  August 15, 2006                   By:  /s/Paul Kabashima
                                              -------------------------------
                                              Paul Kabashima
                                              Interim Chief Executive Officer